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                                                                  EXHIBIT 13(ii)


                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000



                                       March 26, 1996


New England Variable Annuity Fund I
New England Mutual Life Insurance Company
501 Boylston Street
Boston, Massachusetts 02111

Ladies and Gentlemen:

     We hereby consent to being named as counsel to New England Variable Annuity Fund I (the "Fund") on the back panel of the Prospectus included in Post-Effective Amendment No. 48 to the Fund's Registration Statement under the Securities Act of 1933 (Registration No. 2-34420).


                                       Very truly yours,

                                       Ropes & Gray